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                          CERTIFICATION OF 10-QSB REPORT
                                       OF
                     TELECOMMUNICATION PRODUCTS, INC.
                    FOR THE QUARTER ENDED SEPTEMBER 30, 2002

1. The undersigned are the Chief Executive Officer and the Interim Chief Financial Officer of Telecommunication Products, Inc. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-QSB Report of Telecommunication Products, Inc. for the quarter ended September 30, 2002.

2.   We certify that such 10-QSB Report fully complies with the requirements of
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-QSB Report fairly presents, in all material respects, the financial condition and results of operations of Telecommunication Products, Inc.

                  This Certification is executed as of November 14, 2002.

                           By:    /s/ Robert C. Russell
                                  -----------------------------------------
                           Name:  Robert C. Russell
                           Title: Chief Executive Officer and Director
                                  (Principal Executive Officer)

                       By:     /s/ Dennis H. Johnston
                          ----------------------------------------
                       Name:    Dennis H., Johnston
                       Title:   Interim Chief Financial Officer, Secretary,
                                Legal Counsel and Director
                               (Principal Financial and Accounting Officer)

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